 Exhibit (c)

CONFIDENTIAL

Project Panther

July 2019

Bank of America Merrill Lynch

Notice to Recipient
Confidential

Bank of America Merrill Lynch

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CONFIDENTIAL

Project Panther

Bank of America Merrill Lynch

Table of Contents

Transaction Overview

Bank of America
Merrill Lynch

CONFIDENTIAL

Summary of Final Offer

Bank of America Merrill Lynch

Transaction	■ Acquisition of 100% of the equity of Speedway Motorsports, Inc. ("Panther") not owned by Sonic Financial Corporation and OBS Holdings, LLC (the "Smith Group") ■ Smith Group beneficially owns, directly or indirectly, approximately 29 million shares of Panther, and controls over 70% of the voting power of Panther
Offer Value and Consideration	■ Final offer value of $19.75 per Panther share ■ All-cash consideration
Key Dates	■ Initial offer: April 23rd (13D filed April 24th) - $18.00 per Panther share ■ 1st Bump: June 18th - $19.25 per Panther share ■ Final offer: June 25th - $19.75 per Panther share ■ Targeted announcement: Week of July 22nd ■ Closing: Anticipated in Q3 2019
Contingencies	■ Subject to the approval and recommendation of the Special Committee ■ Subject to a non-waivable condition requiring the approval of a majority of the aggregate voting power represented by the shares of common stock that are not owned by the Smith Group or its affiliates ■ BofA Merrill Lynch is providing committed financing for the full value of the purchase price

Key Transaction Statistics

			Unaffected (4/23/2019)	Current (7/12/2019)	Initial Offer (4/23/2019)	1st Bump (6/18/2019)	Final Offer (6/25/2019)
Illustrative Per Share Offer Value of:			$13.94	$18.73	$18.00	$19.25	$19.75
		Price:					
Premium / (Discount) to:	*Unaffected as of 4/23/19*	*$13.94*	--	*34.4%*	*29.1%*	*38.1%*	*41.7%*
	Unaffected 52-Week High	*18.17*	*(23.3%)*	*3.1%*	*(0.9%)*	*5.9%*	*8.7%*
	Unaffected 30-Day VWAP	*14.29*	*(2.5%)*	*31.1%*	*26.0%*	*34.7%*	*38.2%*
	Unaffected 90-Day VWAP	*15.57*	*(10.5%)*	*20.3%*	*15.6%*	*23.6%*	*26.9%*
Transaction Value and Multiples	Equity Value [(1)]		$571	$768	$738	$789	$809
	Plus: Net Debt [(2)]		194	194	194	194	194
	Enterprise Value		**$765**	**$962**	**$932**	**$983**	**$1,004**
	Equity to be Purchased [(3)]		***$165***	***$222***	***$213***	***$228***	***$234***
	EV / EBITDA [(4)]	**Statistic:**					
	LTM (6/30/19E)	$117	6.5x	8.2x	8.0x	8.4x	8.6x
	2019E	117	6.5	8.2	8.0	8.4	8.6

Source: Historicals per Panther filings, projected financials per Panther Management, market information per FactSet as of July 12, 2019.

Note: U.S. dollars in millions, except per share values. 30-Day / 90-Day refer to calendar days.

(1) Current shares include 40.837 million shares outstanding as of March 31, 2019, 0.127 million RSUs and 0.097 million options with a weighted average strike price of $15.31.

(2) Current net debt includes $201 million of gross debt and $69 million of cash, net of $62 million of deferred race event and other income (treated as restricted cash) as of March 31, 2019.

(3) Based on public ownership of 28.9% of fully diluted shares.

(4) Enterprise value calculation includes reduction in cash for deferred race event and other income (treated as restricted cash). EBITDA is burdened for stock based compensation.

Financial Analysis

CONFIDENTIAL

Financial Summary – Management Case

Bank of America Merrill Lynch

	Historicals			Projections						
	Fiscal Year Ending December 31,									
	2016A	2017A	2018A	2019E	2020E	2021E	2022E	2023E	'16A - '18A CAGR	'18A - 23E CAGR
Total Revenue	$495	$458	$462	$468	$477	$486	$496	$509	(3.4%)	2.0%
% Growth	3.2%	(7.5%)	0.8%	1.4%	1.9%	1.9%	1.9%	2.8%		
EBITDA [1]	$128	$124	$119	$117	$115	$113	$111	$112	(3.6%)	(1.1%)
% Margin	25.8%	27.0%	25.7%	25.0%	24.2%	23.3%	22.5%	22.0%		
% Growth	(9.2%)	(3.0%)	(4.3%)	(1.3%)	(1.3%)	(1.7%)	(1.9%)	0.6%		
Selected Cash Flow Items										
D&A	$54	$52	$54	$54	$52	$50	$48	$47		
% of Revenue	11.0%	11.4%	11.8%	11.5%	10.9%	10.2%	9.7%	9.3%		
Capex	$35	$26	$30	$24	$30	$30	$30	$30		
% of Revenue	7.0%	5.6%	6.4%	5.1%	6.3%	6.2%	6.1%	5.9%		
Δ in NWC (Use) / Source	($2)	$0	$1	--	--	--	--	--		
% of Change in Revenue	(15.0%)	(0.1%)	33.6%	--	--	--	--	--		

Source: Historicals per Panther filings, projected financials per Panther Management.
Note: U.S. dollars in millions, except per share values.
(1) Burdened for stock based compensation.

CONFIDENTIAL

Bank of America Merrill Lynch

Panther Valuation Summary

Equity Value per Share



Informational Only
Public Reference Ranges
$25.00
20.00
15.00
10.00
$18.17
$13.70
$14.75
$20.25
$16.75
$21.75
$17.25
$19.50
$13.75
$20.00
$22.50
$15.25
Final Offer: $19.75
Unaffected (4/23/19): $13.94

52-Week Trading Range as of Unaffected Date	Analyst Price Target (1)	All-Cash Transactions Premium as of Unaffected Date		Selected Publicly Traded Companies (2)	Selected Precedent Transaction (2)(3)	Discounted Cash Flow Analysis (2)(4)
		1-Day	52-Week High	EV / EBITDA	EV / EBITDA	Perpetuity Growth Rate Methodology
52-Week Low - 52-Week High	Analyst Price Target	Unaffected (4/23/19)	Unaffected 52-Week High (4/24/18)	LTM Multiple	ISCA Multiple	Perp. Growth Rate
4/15/19 - 4/24/18	$16.00	$13.94	$18.17	6.5x - 8.5x	8.6x	(0.50%) - 0.50%
	Mid-point Cost of Equity	Range of Premia	Range of Premia	LTM EBITDA (6/30/19E)	LTM EBITDA (6/30/19E)	Discount Rate
	7.75%	20% - 45%	(5%) - 20%	$117	$117	6.25% - 7.75%
						Implied Terminal EBITDA Exit Multiple
						7.0x - 10.1x

Source: Historicals per Panther filings, projected financials per Panther Management, market information per FactSet as of July 12, 2019.

Note: U.S. dollars in millions, except per share values. Diluted shares include 40.837 million shares outstanding as of March 31, 2019, 0.127 million RSUs and 0.097 million options with a weighted average strike price of $15.31. Per share values rounded to the nearest $0.25.

(1) *Reflects analyst target price discounted one year at mid-point cost of equity of 7.75%. Panther has only single research coverage (Wells Fargo), last report dated March 2019.*

(2) *Assumes net debt of $194 million including $201 million of gross debt and $69 million of cash, net of $62 million of deferred race event and other income (treated as restricted cash) as of March 31, 2019.*

(3) *Based on NASCAR's acquisition of International Speedway ("ISCA"), announced on May 22, 2019. ISCA LTM EBITDA per filings.*

(4) *Cash flows discounted to March 31, 2019 using the mid-year convention.*

CONFIDENTIAL

Bank of America Merrill Lynch

Premiums Analysis

U.S. M&A Transaction Premiums – All-Cash Transactions

Premium to Unaffected Stock Price (1)



80%
60%
40%
20%
--
75%
44%
30%
47%
35%
15%
42%
29%
22%
36%
22%
12%
32%
24%
17%
34%
26%
18%
35%
24%
16%
35%
23%
17%
53%
42%
29%
74%
45%
29%
50%
38%
29%
54%
43%
30%
44%
31%
24%
39%
29%
22%
38%
26%
19%
44%
34%
22%
55%
40%
21%
35%
25%
14%
51%
29%
15%
48%
27%
18%
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019

Premium to 52-Week High (2)



60%
40%
20%
--
(20%)
(40%)
(60%)
(80%)
(100%)
21%
11%
3%
27%
6%
(8%)
13%
(1%)
(36%)
22%
16%
3%
22%
16%
5%
22%
13%
3%
17%
11%
3%
22%
13%
6%
25%
9%
(8%)
31%
22%
4%
27%
21%
11%
28%
17%
6%
23%
14%
4%
26%
18%
9%
23%
15%
1%
25%
17%
2%
16%
2%
(7%)
20%
8%
(2%)
20%
5%
(5%)
16%
3%
(11%)
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019

Source: Dealogic, public filings and FactSet as of June 30, 2019.

Note: Represents all-cash control acquisitions of selected publicly traded U.S. companies with transaction values greater than $1,000 million. Top of blue bars represents 75th percentile and bottom of blue bars represents 25th percentile of all transactions. Floating white figure represents overall median premium.

(1) Unaffected stock price reflects the closing stock price on the last trading day prior to transaction announcement, public disclosure of a potential transaction or review of strategic alternatives, public speculation of a transaction or other market rumors or speculation.

(2) Reflects premiums to 52-week high closing stock price for 52-week period prior to unaffected transaction announcement date.

Valuation Multiples vs. International Speedway

EV / LTM EBITDA Trading Multiples (1)

Period Averages	Panther	ISCA	Difference
2-Year Prior to ISCA Offer	7.5x	7.9x	(0.3x)
1-Year Prior to ISCA Offer	7.1	8.1	(1.0)


10.0x
9.0x
8.0x
7.0x
6.0x
5.0x
7/16
1/17
7/17
1/18
7/18
1/19
7/19
11/9/2018: NASCAR Offers to Acquire ISCA
5/22/2019: NASCAR Announces Acquisition of ISCA
4/24/2019: Sonic Financial Offers to Acquire Panther
ISCA 7.9x
Panther 7.7x

ISCA Transaction Multiple

Final Offer Value	**$45.00**
Diluted Shares (millions) (2)	43.429
Equity Value	**$1,954**
Plus: Debt	$255
Less: Cash (3)	(202)
Enterprise Value	**$2,008**
EV / LTM EBITDA (4)	***8.6x***

Source: Panther filings, ISCA filings and FactSet as of July 12, 2019.
Note: U.S. dollars in millions, except per share values.
(1) Enterprise value calculation excludes impact of deferred income (i.e., cash is not reduced by the value of the deferred income).
(2) Includes 43.421 million shares outstanding as of February 28, 2019, and 0.019 million options with a weighted average strike price of $25.65.
(3) Cash shown net of deferred race event and other income (treated as restricted cash) of $71 million.
(4) Assumes LTM EBITDA of $233 million as of March 31, 2019.

CONFIDENTIAL

Benchmarking Panther vs. International Speedway

Bank of America Merrill Lynch

	Commentary	ISCA / Panther

Revenue Growth

- Despite the annual contractual broadcasting revenue growth of 4%, Panther has declined in overall revenue
- Admissions revenue has declined 6% versus ISCA's decline of 4%



ISCA
Panther
Total Revenue
$800
600
400
200
0
CAGR: 1.0%
$652
$675
CAGR: (0.4%)
$469
$462
2014A
2018A
2014A
2018A

	ISCA 2014A	ISCA 2018A	Panther 2014A	Panther 2018A
Admissions Revenue	$130	$110	$101	$78
% of Total	*19.9%*	*16.2%*	*21.5%*	*17.0%*

EBITDA Stability

- Both companies have experienced margin contraction in recent years; however, ISCA's EBITDA has grown due to overall topline growth
- Panther's overall margins of ~26% are ~850bps below that of ISCA



EBITDA
$300
150
0
CAGR: 1.7%
$216
$231
CAGR: (4.2%)
$141
$119
2014A
2018A
2014A
2018A

Investment in Tracks

- Wells Fargo research report notes that "since 2010, Panther has arguably underinvested in its business"
- ISCA has tripled the capex spend of Panther on a per track basis to attract fans



Cum. Capex / Track (1)
$75
50
25
0
$60
$18
2014-2018A
2014-2018A

Source: Historicals per Panther and ISCA filings.
Note: U.S. dollars in millions.
(1) Based on cumulative $785 million and $143 million of capex for ISCA and Panther in 2014A – 2018A respectively, and 8 and 13 tracks, respectively.

Preliminary Discounted Cash Flows

Based on Panther Management Projections

Bank of America Merrill Lynch

	Q2-Q4 2019E	2020E	2021E	2022E	2023E	Terminal [1]
		Fiscal Year Ending December 31,				
EBITDA	$89	$115	$113	$111	$112	$112
% Margin	*24.7%*	*24.2%*	*23.3%*	*22.5%*	*22.0%*	*22.0%*
Less: Depreciation & Amortization	(40)	(52)	(50)	(48)	(47)	(27)
EBIT	$49	$64	$64	$63	$65	$85
% Margin	*13.6%*	*13.3%*	*13.1%*	*12.8%*	*12.7%*	*16.7%*
Less: Taxes	(11)	(15)	(15)	(15)	(15)	(20)
Memo: Effective Tax Rate	*23.0%*	*23.0%*	*23.0%*	*23.0%*	*23.0%*	*23.0%*
Tax-Effected EBIT	$38	$49	$49	$49	$50	$65
Plus: Depreciation & Amortization	40	52	50	48	47	27
Less: Change in Net Working Capital	--	--	–	--	--	–
Less: Change in Deferred Race Event & Other Income	--	--	–	--	--	–
Less: Change in Deferred Tax Liability [2]	(4)	(5)	(4)	(3)	(3)	–
Less: Capital Expenditures	(19)	(30)	(30)	(30)	(30)	(30)
Unlevered Free Cash Flow	$55	$66	$65	$63	$64	$63

Discount Rate:	PV of Q2 '19E - '23E Cash Flows:		PV of Terminal Value at Perpetuity Growth Rate of: (0.5%)	0.0%	0.5%	Enterprise Value at Perpetuity Growth Rate of: (0.5%)	0.0%	0.5%	Implied LTM EBITDA Exit Multiple at Perpetuity Growth Rate of: (0.5%)	0.0%	0.5%
6.25%	$273		$712	$773	$845	$986	$1,047	$1,118	8.5x	9.2x	10.1x
7.00%	269	+	622	670	725	891	939	994	7.7	8.2	8.9
7.75%	265		549	588	631	814	853	896	7.0	7.5	8.0

Discount Rate:	Less: Q1 2019A Net Debt [3]:		Equity Value at Perpetuity Growth Rate of: (0.5%)	0.0%	0.5%	Equity Value per Share at Perpetuity Growth Rate of: (0.5%)	0.0%	0.5%
6.25%	($194)		$792	$853	$924	$19.32	$20.80	$22.54
7.00%	(194)	=	697	745	800	17.02	18.18	19.53
7.75%	(194)		620	658	702	15.14	16.07	17.14

Source: Panther filings, projected financials per Panther Management.

Note: U.S. dollars in millions, except per share values. Diluted shares include 40.837 million shares outstanding as of March 31, 2019, 0.127 million RSUs and non-vested restricted stock and 0.097 million options with a weighted average strike price of $15.31.

(1) Assumes depreciation is equal to 90.7% of capex in normalized year.

(2) Based on near-term differences in the Panther's book and federal taxable depreciation per Panther Management.

(3) Net debt includes $201 million of gross debt and $69 million of cash, net of $62 million of deferred race event and other income (treated as restricted cash) as of March 31, 2019.

CONFIDENTIAL

Weighted Average Cost of Capital

Bank of America Merrill Lynch

Cost of Equity	Range Low	Range High	Source
Risk Free Rate	2.4%		*Twenty year U.S. Government bond yield as of July 12, 2019*
Levered Beta	0.90		*Represents Panther's historical Bloomberg adjusted beta levered at the Panther's capital structure as of April 23, 2019. Bloomberg betas based on regression of five years of weekly performance as compared to the broad U.S. equity market as of April 23, 2019*
Equity Risk Premium	5.0%	7.0%	*Equity risk premium relative to twenty year U.S. Government bond yield per BofA Merrill Lynch estimates, based upon analysis of long-term historical data of the broad U.S. equity market*
Cost of Equity	**6.9%**	**8.7%**	
Cost of Debt			
Pre-tax Cost of Debt	6.0%		*Based on market estimates for new 10-year debt*
Marginal Tax Rate	23.0%		*Estimated marginal tax rate (federal plus state) per Panther Management*
After-tax Cost of Debt	**4.6%**		
Net Debt / Net Capital [(1)]	25.4%		*Based on Panther's capital structure as of April 23, 2019*
Weighted Average Cost of Capital	**6.3%**	**7.7%**	

Source: Market data as of July 12, 2019.

(1) Net debt includes $201 million of gross debt and $69 million of cash, net of $62 million of deferred race event and other income (treated as restricted cash) as of March 31, 2019.

Appendix

CONFIDENTIAL

Precedent Management-Led Buyout Premium and Bump Analysis

Bank of America Merrill Lynch

Ann. Date	Target	Acquiror	Trans. Value ($mm)	Pre-Trans. Ownership %	Initial Premium	Premium to Initial Offer			Final Premium
						Bump 1	Bump 2	Bump 3	
2/7/18	Perry Ellis International	Founder/Director George Feldenkreis	$435	18.5%	21.6%	NA	NA	NA	21.6%
11/13/17	GGP	Brookfield Property Partners	27,826	34.6%	21.0%	2.2%	NA	NA	23.6%
1/19/16	Rouse	Brookfield Asset Management	707	66.5%	26.0%	4.4%	7.4%	NA	35.3%
8/4/14	Pike	Court Square Capital; Chairman/CEO J.Eric Pike	556	9.9%	60.2%	0.8%	-13.7%	-10.6%	50.8%
2/17/14	Chindex International	Fosun Pharma; TPG Capital; CEO Roberta Lipson	317	47.4%	-15.5%	13.8%	37.9%	34.5%	39.9%
6/11/13	Dole Food	CEO David Murdock	2,276	39.7%	17.6%	8.8%	12.5%	NA	32.4%
2/5/13	Dell	Michael Dell; Silver Lake Partners	17,302	13.9%	7.4%	8.6%	10.4%	16.3%	25.0%
9/26/12	American Greetings	Weiss Family/Koch Industries	795	3.9%	19.8%	1.9%	5.9%	10.6%	32.5%
2/24/12	Kenneth Cole	Chairman Kenneth Cole	279	46.0%	15.1%	3.3%	6.7%	1.7%	17.0%
8/29/11	Venoco	Chairman/CEO Timothy Marquez	383	50.3%	17.2%	NA	NA	NA	17.2%
11/23/10	J. Crew	CEO Mickey Drexler; TPG; Leonard Green	2,461	11.8%	8.9%	9.8%	11.0%	4.9%	15.5%
11/15/10	Mediacom Communications	Chair/CEO Rocco Commisso	3,611	39.9%	12.6%	45.8%	NA	NA	64.2%
10/6/10	Landry's Restaurants	Chair/CEO Tilman Fertitta	179	56.9%	20.8%	5.8%	7.7%	9.6%	127.7%
1/15/09	Hiland Partners	Chair Harold Hamm	296	57.5%	20.3%	-18.4%	NA	NA	-1.9%
6/22/07	US Xpress Enterprises	New Mountain Lake Acquisition Co.	494	39.0%	21.0%	NA	NA	NA	21.0%
3/22/07	Vertrue	CEO/Founder Gary Johnson; One Equity; Oak Investment; Rho Ven	670	11.5%	24.6%	-4.0%	-3.0%	0.0%	24.6%
1/28/07	Laureate Education	CEO/Founder Douglas Becker; KKR; Citi PE; S.A.C. Capital Mgmt	3,552	3.7%	1.1%	2.7%	7.7%	10.0%	11.2%
12/4/06	Station Casinos	Fertitta Colony Partners	7,065	1.1%	9.5%	5.9%	8.1%	8.8%	20.0%
11/6/06	OSI Restaurant Partners	Co-Founders; Members of Mgmt; Bain Capital; Catterton Mgmt	3,344	10.6%	15.6%	2.7%	6.7%	NA	23.3%
11/6/06	Swift Transportation	Founder/Former CEO Jerry Moyes; Saint Corp	1,938	11.1%	24.6%	-4.0%	-3.0%	NA	20.9%
9/25/06	Educate	Chair/CEO; COO; President; Sterling Capital Partners	507	5.8%	13.3%	NA	NA	NA	13.3%
9/5/06	MacDermid	Chair/CEO; Court Square Capital; Weston Presidio	1,216	8.0%	12.8%	1.5%	7.7%	NA	21.4%
7/24/06	HCA	Founder; Bain Capital; KKR; BofAML; Citi	31,822	4.3%	12.6%	3.6%	4.1%	4.6%	17.8%
6/7/06	ACE Cash Express	CEO; JLL Partners	421	2.5%	3.9%	3.7%	7.4%	11.1%	15.4%
5/30/06	Knight	Chair/CEO; Co-Founder; Board Members; Goldman; American Intl	27,417	19.6%	18.5%	7.3%	7.5%	NA	27.4%
5/16/06	NCO Group	CEO; One Equity Partners	1,191	8.0%	42.0%	NA	NA	NA	42.0%
5/1/06	ARAMARK	CEO; Goldman; CCMP; JPM; Thomas H. Lee Partners; Warburg Pincu	7,939	42.9%	13.8%	5.6%	NA	NA	20.2%
1/23/06	The Sports Authority	Senior Mgmt; Leonard Green	1,335	26.6%	18.4%	7.3%	9.8%	NA	30.0%
5/11/05	Siliconix	Vishay Intertechnology	171	19.6%	9.8%	NA	NA	NA	9.8%
1/13/03	Next Level	Motorola	30	26.0%	14.4%	9.6%	13.5%	NA	29.8%
8/20/02	Pure Resources	Unocal Corporation	390	35.0%	27.5%	7.2%	13.4%	NA	44.6%
			All:	Median	17.2%	4.4%	7.7%	9.2%	23.3%

Source: CapIQ, Merger Market, FactSet, Dealogic and Public company filings as of June 30, 2019.